UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36110 (Commission File Number)	34-1755769 (IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)	46204 (Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01   Regulation FD Disclosure.

On May 22, 2017, Simon Property Group, Inc., the general partner of Simon Property Group, L.P. (the “Operating Partnership”), issued a press release announcing the terms of the public offering of the senior notes of the Operating Partnership described below. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and the related Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

ITEM 8.01   Other Events.

On May 22, 2017, the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $600,000,000 aggregate principal amount of the Operating Partnership’s 2.625% notes due 2022 (the “2022 Notes”) and $750,000,000 aggregate principal amount of the Operating Partnership’s 3.375% notes due 2027 (the “2027 Notes,” and together with the 2022 Notes, the “Notes”).  The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type.  In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms.  The Underwriters have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the Underwriters have performed, and expect in the future to perform, commercial lending services, for the Operating Partnership and its affiliates from time to time.

The Notes were issued on June 1, 2017 pursuant to the thirty-sixth supplemental indenture, dated as of June 1, 2017 (the “36th Supplemental Indenture”), to the Operating Partnership’s Indenture (the “Base Indenture”), dated as of November 26, 1996, each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.

The 2022 Notes bear interest at a rate of 2.625% per annum and mature on June 15, 2022. The 2027 Notes bear interest at a rate of 3.375% per annum and mature on June 15, 2027. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15, beginning December 15, 2017 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may redeem the Notes of either series at its option at any time, in whole or from time to time in part, on not less than 15 and not more than 45 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes of each series will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus unpaid interest accrued to, but not including, the date of redemption and a “make-whole” premium calculated under the 36th Supplemental Indenture (unless the 2022 Notes are redeemed on or after March 15, 2022 or the 2027 Notes are redeemed on or after March 15, 2027, in which case no “make-whole” premium will be payable).

The Notes will be subject to customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days after notice, and certain events of bankruptcy, insolvency and reorganization.

The foregoing descriptions are qualified in their entirety by the Underwriting Agreement and the 36th Supplemental Indenture (including the form of notes attached thereto), respectively.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the 36th Supplemental Indenture is attached hereto as Exhibit 4.1 and each is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 1.1

Underwriting Agreement, dated May 22, 2017, among Simon Property Group, L.P. and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

Exhibit 4.1

Thirty-Sixth Supplemental Indenture, dated as of June 1, 2017, to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $600,000,000 aggregate principal amount of 2.625% Notes due 2022 (included in Exhibit 4.1 hereto).

Exhibit 4.2	Form of $750,000,000 aggregate principal amount of 3.375% Notes due 2027 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Sidley Austin LLP.

Exhibit 23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated May 22, 2017, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2017

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., its sole General Partner

		By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief
Accounting Officer